SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 17, 2014

ZAGG Inc

(Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah	84115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (801) 263-0699

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 17, 2014, ZAGG Inc (the “Registrant”) issued a press release announcing updates to fiscal year 2014 guidance. In the press release, the Company stated that net sales are forecasted to be in a range of $250 - $255 million from the previous range of $225 - $235 million; consolidated gross margins are forecasted to be in the low 30’s versus the previous forecast of high 20’s; and Adjusted EBITDA is forecasted to be in a range of $30 - $32 million versus the previous forecast of $15 - $20 million.

As described in the press release, the Registrant is scheduled to hold a conference call on December 18, 2014 to discuss the updates to fiscal year guidance. The registrant also expects to provide on the call some information regarding fiscal year 2015 guidance. A replay of the conference call will be available on the Investor Relations portion of the registrant’s website for one year following the call.

The press release is furnished with this report as Exhibit 99.1 and the script for the conference call is furnished with this report as Exhibit 99.2.

The information contained in Item 7.01 and 9.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Updates to 2014 Guidance Press Release dated December 17, 2014

99.2	Conference call script dated December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

Date: December 18, 2014	By:	/s/ BRANDON T. O’BRIEN
Brandon T. O’Brien Chief Financial Officer

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